Exhibit 23
INDEPENDENT AUDITORS’ CONSENT
We hereby consent to the incorporation of our report dated May 30, 2006 (except for Note 7 last paragraph and Note 3 last paragraph as to which the date is June 20, 2006 and June 26, 2006, respectively) relating to the financial statements of the ACS Savings Plan, which appears in this Form 11-K.
/s/ Chapman, Hext & Co., P.C.
Richardson, Texas
May 30, 2006 (except for Note 7 last paragraph and Note 3 last paragraph as to which the date is
June 20, 2006 and June 26, 2006, respectively)

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